AMENDMENT NO. 1 TO

SERVICES CLASS SERVICES AGREEMENT BY AND BETWEEN

GOLDMAN, SACHS & CO.,

THE UNITED STATES LIFE INSURANCE COMPANY

IN THE CITY OF NEW YORK

AND

AIG CAPITAL SERVICES, INC.

This Amendment No. 1 (“Amendment”) to the Goldman Sachs Variable Insurance Trust Service Class Services Agreement dated October 22, 2014 (“Agreement”), is made and entered into this 29th day of April, 2016 by and between GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company (the “Company”), and AIG CAPITAL SERVICES, INC. (“ACS”).

WITNESSETH:

WHEREAS, the Distributor, the Company and ACS wish to amend the Agreement to add the Goldman Sachs Government Money Market Fund to be offered in certain additional registered products; and

WHEREAS, Section 8 of the Agreement provides that it may be amended by written instrument signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Distributor, the Company and ACS hereby agree as follows:

1.	Unless otherwise noted or amended herein, all other terms used in this Amendment shall have the same meaning as in the Agreement.

2.	Except as hereby amended, the Agreement remains in full force and effect in accordance with it terms.

3.	Amendments and Additions to Schedules.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

Very truly yours,

GOLDMAN, SACHS & CO.

By:	/s/ Greg Wilson
[Authorized Officer]

Accepted and agreed to as of the date first above written:

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:	/s/ Robert J. Scheinerman
Name: Robert J. Scheinerman
Title: Executive Vice President, Head of Individual Retirement
Date: April 29, 2016

AIG CAPITAL SERVICES, INC.

By:	/s/ Stephen A. Maginn

Name: Stephen A. Maginn

Title: Senior Vice President

Date: April 29, 2016

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Schedule A

GS VIT Global Markets Navigator Fund

GS VIT Government Money Market Fund

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AMENDMENT NO. 2 TO

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN, SACHS & CO. AND

THE UNITED STATES LIFE INSURANCE COMPANY

IN THE CITY OF NEW YORK

This Amendment No. 2 to the Participation Agreement dated June 1, 1998 (the “Amendment”), is made and entered into this 29th day of April, 2016 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (successor to American International Life Assurance Company of New York), a New York life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company referred to herein.

WITNESSETH:

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement on June 1, 1998 (the “Agreement”);

WHEREAS, the Trust, the Distributor and the Company wish to amend the Agreement to reflect the offering of the Service, Institutional and Advisor Shares of certain series of the Trust in certain additional registered products; and

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Trust, the Distributor and the Company hereby agree as follows:

1.	Unless otherwise noted or amended herein, all other terms used in this Amendment shall have the same meaning as in the Agreement.

2.	Except as hereby amended, the Agreement remains in full force and effect in accordance with it terms.

3.	Amendments and Additions to Schedules.

Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 2.

Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 3.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)
	4/29/16		/s/ Greg Wilson
Date:		By:
			Name:	Greg Wilson
			Title:	M.D.

GOLDMAN, SACHS & CO.
(Distributor)

	4/29/16		/s/ Greg Wilson
Date:		By:
			Name:	Greg Wilson
			Title:	M.D.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
(Company)

	4/20/16		/s/ Robert J. Scheinerman
Date:		By:
			Name:	Robert J. Scheinerman
			Title:	President, Individual Retirement

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Schedule 2

Classes of Contracts

Supported by Separate Accounts

Listed on Schedule 1

Effective as of April 29, 2016, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number	Name of Supporting Account	Annuity or Life
Polaris Platinum III	333-178841	FS Variable Separate Account	Variable Annuity
Polaris Choice IV	333-178842	FS Variable Separate Account	Variable Annuity
Polaris Platinum O-Series	333-178843	FS Variable Separate Account	Variable Annuity
Polaris Preferred Solution	333-178845	FS Variable Separate Account	Variable Annuity
Polaris Retirement Protector	333-178849	FS Variable Separate Account	Variable Annuity
Polaris Select Investor	333-198224	FS Variable Separate Account	Variable Annuity
[Advisory Fee Product – Product name to be determined]	To be assigned	FS Variable Separate Account	Variable Annuity

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

/s/ Greg Wilson	/s/ Robert J. Scheinerman

Goldman Sachs Variable Insurance Trust	The United States Life Insurance Company
Name: Greg Wilson	in the City of New York
Title: M.S.	Name: Robert J. Scheinerman
.	Title: President, Individual Retirement
/s/ Greg Wilson

Goldman, Sachs & Co.
Name: Greg Wilson
Title: M.S.

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Schedule 3

Trust Classes and Series

Available Under

Each Class of Contracts

Effective as of the date of this Amendment, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series
Executive Advantage VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Gemstone Life VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Select Investor Variable Annuity	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Platinum III	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Choice IV	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Platinum O-Series	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Preferred Solution	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Retirement Protector	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Select Investor	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
[Advisory Fee Product – Product name to be determined]	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)

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